UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 7, 2005

Carter’s, Inc.
The William Carter Company

(Exact name of each registrant as specified in its charter)

Delaware Massachusetts	001-31829 333-22155	13-3912933 04-1156680
(States or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (404) 745-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

Senior Credit Facility

On May 10, 2005, Carter’s, Inc. issued a joint press release with OshKosh B’Gosh, Inc. announcing that Carter’s wholly owned subsidiary, The William Carter Company (“TWCC”), had entered into a definitive agreement (the “Merger Agreement”) to acquire OshKosh B’Gosh, Inc. (the “Acquisition”).  The following is a summary of the proposed terms of the previously announced senior credit facility, into which TWCC expects to enter, in connection with the proposed acquisition of Oshkosh B’Gosh, Inc.

BORROWER:	The William Carter Company, a Delaware corporation (“Borrower”).

Company:	OshKosh B’Gosh, Inc., a Delaware corporation (the “Company”). Upon consummation of the Acquisition, the Company will be a wholly-owned subsidiary of Borrower.

Guarantors:

The obligations of Borrower and its subsidiaries under the Senior Credit Facilities and under any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be guaranteed by each existing and future wholly-owned direct and indirect domestic subsidiary of Borrower. All guarantees will be guarantees of payment and not of collection.

Administrative and collateral agent:	Bank of America, N.A. (“Bank of America”) will act as sole and exclusive administrative and collateral agent (the “Administrative Agent”).

Syndication agent:	Credit Suisse First Boston, acting through one or more of its branches or affiliates (“CSFB”), will act as sole and exclusive syndication agent (the “Syndication Agent”).

Joint lead arranger and joint bookrunning
Manager:	Banc of America Securities LLC (“BAS”) and CSFB will act as joint lead arrangers and joint bookrunning managers.

Lenders:	Bank of America, CSFB and other banks, financial institutions and institutional lenders acceptable to the Joint Lead Arrangers and selected in consultation with Borrower.

Senior credit facilities:	An aggregate principal amount of up to $625.0 million

will be available through the following facilities:

Revolving Credit Facility:  a $125.0 million revolving credit facility, available from time to time on and after the Closing Date until the sixth anniversary of the Closing Date, and of which $4.0 million will be drawn on the Closing Date, which will include a $60 million sublimit for the issuance of standby and trade letters of credit (each a “Letter of Credit”). Letters of Credit will be initially issued by Bank of America (in such capacity, the “Fronting Bank”), and each of the Lenders under the Revolving Credit Facility will purchase an irrevocable and unconditional participation in each Letter of Credit.

In connection with the Revolving Credit Facility, Bank of America (in such capacity, the “Swingline Lender”) will make available to Borrower a swingline facility under which Borrower may make short-term borrowings of up to $10.0 million. Except for purposes of calculating the Commitment Fee described below, any such swingline borrowings will reduce availability under the Revolving Credit Facility on a dollar-for-dollar basis. Each Lender under the Revolving Credit Facility shall, promptly upon request by the Swingline Lender, fund to the Swingline Lender its pro rata share of any swingline borrowings.

Term B Facility: a $500 million term loan facility, all of which will be drawn on the Closing Date (the “Term Loan Facility”).

Purpose:

The proceeds of the Term Loan Facility shall be used to (i) finance in part the Acquisition; (ii) refinance certain existing indebtedness of the Company and its subsidiaries; and (iii) pay fees and expenses incurred in connection with the Acquisition and all related transactions (the “Transaction”). The proceeds of the Revolving Credit Facility shall be used to provide ongoing working capital and for other general corporate purposes of Borrower and its subsidiaries.

Closing date:	The date of the initial extension of credit under the Senior Credit Facilities, which shall occur on or before September 30, 2005 (the “Closing Date”).

Interest rates:

The interest rates per annum applicable to the Senior Credit Facilities will be LIBOR plus the Applicable Margin (as hereinafter defined) or, at the option of Borrower, the Alternate Base Rate (to be defined as the higher of (x) the Bank of America prime rate and (y) the Federal Funds rate plus 0.50%) plus the Applicable Margin. The Applicable Margin will be the basis points set forth in the following table; provided, however, that on or after the date that is six months after the Closing Date, the Applicable Margin with respect to the Revolving Credit Facility will be determined pursuant to a grid to be determined based on the applicable Leverage Ratio

(total debt/EBITDA):

	Base
	Rate Loans	LIBOR Loans
• If rated at least B1/BB- (in each case, stable or positive outlook), respectively, by both Moody’s and S&P:	75	175
• Otherwise:	100	200

Borrower may select interest periods of one, two, three, six, nine or twelve months (to the extent available) for LIBOR advances. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

During the continuance of any default under the loan documentation, the Applicable Margin on all overdue obligations owing under the loan documentation shall increase by 2% per annum.

Commitment Fee:

Commencing on the Closing Date, a commitment fee of 0.50% per annum shall be payable on the unused portions of the Senior Credit Facilities, such fee to be payable quarterly in arrears and on the date of termination or expiration of the commitments.

Letter of Credit Fees:

A per annum fee equal to the Applicable Margin from time to time on Revolving Credit Facility LIBOR advances on a per annum basis will accrue on the aggregate face amount of outstanding standby Letters of Credit under the Revolving Credit Facility, will be payable in arrears and shared proportionately by the Lenders under the Revolving Credit Facility, A per annum fee equal to 50% of the Applicable Margin from time to time on Revolving Credit Facility LIBOR advances on a per annum basis will accrue on the aggregate face amount of outstanding trade Letters of Credit under the Revolving Credit Facility, will be payable in arrears and shared’ proportionately by he Lenders under the Revolving Credit Facility. In addition, a fronting fee will be payable to the Fronting Bank for its own account, in an amount equal to with respect to each Letter of Credit issued and outstanding, 0.125% per annum of the amount available to be drawn under such Letter of Credit, payable quarterly in arrears.

Calculation of Interest and fees:

Other than calculations in respect of interest at the Alternate Base Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Maturity:

The Term Loan Facility shall be subject to repayment according to the Scheduled Amortization, with the final payment of all amounts outstanding, plus accrued interest, being due seven years after the Closing Date.

The Revolving Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full six years after the Closing Date:

Scheduled Amortization:

Term Loan Facility: The Term Loan Facility will be subject to quarterly amortization of principal, with 0.25% of the initial aggregate Term Loan Facility advances to be payable during each calendar year in each of the first six years and nine months of the seventh year and 93.25% of the initial aggregate Term Loan Facility advances to be payable on the date that is seven years after the Closing Date (collectively, the “Scheduled Amortization”).

Revolving Credit Facility: Advances under the Revolving Credit Facility may be made, and Letters of Credit may be issued, on a revolving basis up to the full amount of the Revolving Credit Facility.

Mandatory prepayments and commitment reductions:

In addition to the amortization set forth above, subject to customary and other exceptions to be agreed, the Senior Credit Facilities shall be prepaid (and the commitments thereunder shall be permanently reduced with):

(a)                                 100% of all net cash proceeds (i) from sales of property and assets of Borrower and its subsidiaries (including casualty and condemnation proceeds) with exceptions to include sales of inventory in the ordinary course of business and subject to reinvestment provisions to be agreed upon and (ii) from the issuance or incurrence after the Closing Date of additional debt of Borrower or any of its subsidiaries (subject to customary exceptions for permitted indebtedness), and

(b)                                50% of Excess Cash Flow of Borrower (to be agreed upon, including credit against cash flow prepayment obligations for voluntary prepayments on a dollar-for-dollar basis (for the fiscal year in which such voluntary prepayments are made)) for each fiscal year (commencing with the fiscal year ending January 2007), with reductions to be agreed upon based upon achievement and maintenance of leverage ratios to be agreed upon.

The above-described mandatory prepayments shall be applied first, to the first four scheduled amortization payments under the Term Loan Facility and any excess shall be applied pro rata to the remaining amortization payments under the Term Loan Facility and, second, to the Revolving Credit Facility.

Optional Prepayments and Commitment Reductions:

The Senior Credit Facilities may be prepaid at any time in whole or in part without premium or penalty, except that any prepayment of LIBOR advances other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom. Each such prepayment of the Term Loan Facility shall be applied thereunder. The unutilized portion of any commitment under the Senior Credit Facilities may be reduced or terminated by Borrower at any time without penalty.

Security:

Borrower and each of the Guarantors shall grant the Administrative Agent for the benefit of the Lenders valid and perfected first priority (subject to certain exceptions to be set forth in the loan documentation) liens and security interests in all of the following (the “Collateral”):

(a)                                  All present and future shares of capital stock of (or other ownership or profit interests in) each of its present and future subsidiaries (limited, in the case of foreign subsidiaries, to a pledge of 65% of the capital stock of each first-tier foreign subsidiary.

(b) All present and future intercompany debt of Borrower and each Guarantor.

(c)                                  All of the present and future property and assets, real and personal, of Borrower and each Guarantor, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, material owned real estate (provided that the Borrower shall only be required to provide currently existing Phase I reports and the parties shall work to minimize having to do updated surveys and title requirements, if any), fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, tax refunds and cash.

(d) All proceeds and products of the property and assets described in clauses (a), (b) and (c) above.

Assets shall be excluded from the Collateral to the extent that the Administrative Agent shall determine reasonably that the costs of obtaining such a security interest are excessive in relation to the benefit of the Lenders of the security to be afforded thereby.

The Collateral shall ratably secure the relevant party’s obligations in respect of the Senior Credit Facilities, any treasury management arrangements and any interest rate swap or similar agreements with a Lender (or any affiliate thereof).

Initial conditions Precedent:	See the caption “Conditions Precedent” below.

Conditions precedent to each borrowing under the senior credit facilities:

Each borrowing or issuance or renewal of a Letter of Credit under the Senior Credit Facilities will be subject to satisfaction of the following conditions precedent: (i) all of the representations and warranties in the loan documentation shall be true and correct in all material respects and (ii) no defaults or Events of Default shall have occurred and be continuing.

Representations and Warranties:

Usual and customary for a transaction of this type, limited to the following: (i) existence, qualification and power; (ii) authorization and no violation of law, contracts or organizational documents; (iii) no governmental authorization and third party approvals or consents; (iv) binding effect; (v) financial statements and other information and no material adverse effect; (vi) no material litigation; (vii) no default; (viii) valid ownership of property and assets free and clear of liens; (ix) environmental matters; (x) insurance matters; (xi) tax matters; (xii) ERISA matters; (xii) subsidiaries and equity interests; (xiv) margin regulations, Investment Company Act status and Public Utility Holding Company Act status; (xv) accuracy of disclosure; (xvi) compliance with laws; (xvii) intellectual property matters; (xviii) solvency; (xix) casualty, etc.; (xx) perfection of security interests; and (xxi) senior debt and designated senior debt.

Covenants:	Usual and customary for a transaction of this type, limited to the following:

(a)                                  Affirmative Covenants - (i) customary financial statements and forecasts; (ii) certificates and other information; (iii) notices; (iv) payment of taxes and other obligations; (v) preservation of corporate existence, etc.; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws and regulations; (ix) proper books and records; (x) visitation and inspection rights; (xi) use of proceeds; (xii) additional guarantees, collateral, etc.; (xiii) compliance with environmental laws; (xiv) environmental reports; (xv) further assurances; (xvi) performance of material agreements, and (xvii) interest rate hedging.

(b)                                 Negative Covenants - Restrictions on (i) liens; (ii) debt; (iii) loans, acquisitions, joint ventures and other investments; (iv) mergers, consolidations, etc.; (v) sales, transfers and other dispositions of property or assets (with exceptions to include sales of inventory in the ordinary course of business); (vi) dividends, distributions, redemptions and other restricted payments; (vii) changes in the nature of business; (viii) transactions with affiliates; (ix) payment and dividend restrictions affecting subsidiaries of Borrower, (x) amending or modifying organizational documents, subordinated debt documents, transaction documents and other material agreements; (xi) prepaying, redeeming or repurchasing certain debt; (xii) changes in accounting policies or reporting practices; (xiii) becoming a general partner in any partnership; (xiv) speculative transactions; and (xv) passive holding company.

(c) Financial covenants - To include the following:

• Maintenance of a minimum Interest Coverage Ratio (EBITDA/cash interest expense);

• Maintenance of a maximum Leverage Ratio (total debt/EBITDA); and
• Maintenance of a minimum Fixed Charge Coverage Ratio (EBITDA less capital expenditures less cash taxes/cash interest expense plus scheduled principal payments).

All of the financial covenants will be calculated on a consolidated basis and for each consecutive four fiscal quarter period, except that during the first year following the Closing Date such measurements shall be made for the period of time since the Closing Date and, where appropriate, annualized.

Interest Rate Protection:	Borrower shall obtain interest rate protection in form and with parties acceptable to the Joint Lead Arrangers for a notional amount and otherwise on terms to be agreed in the loan documentation.

Events of default:

Usual and customary for a transaction of this type, limited to the following: (i) nonpayment of principal, interest, fees or other amounts; (ii) failure to perform or observe covenants set forth in the loan documentation within a specified period of time, where customary and appropriate, after such failure; (iii) any representation or warranty proving to have been materially incorrect when made or confirmed; (iv) cross-defaults to other indebtedness in an amount to be agreed; (v) bankruptcy, insolvency proceedings, etc. (with grace period for involuntary proceedings); (vi) inability to pay debts, attachment, etc.; (vii) monetary judgment defaults in an .

amount to be agreed and material nonmonetary judgment defaults; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or impairment of loan documentation or Collateral; and (x) change of control

Assignments and Participations:

Revolving Credit Facility Assignments: Each Lender will be permitted to make assignments in respect of the Revolving Credit Facility in a minimum amount equal to $5 million to other financial institutions approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower, which approval shall not be unreasonably withheld or delayed; provided, however, that the approval of Borrower shall not be required in connection with assignments to other Lenders, to any affiliate of a Lender, or to any Approved Fund (as such term is defined in the definitive documentation) and the approval of the Administrative Agent shall not be required in connection with assignments to other Lenders under the Revolving Credit Facility. Notwithstanding the foregoing, however, any Lender assigning a Commitment (as such term shall be defined in the definitive loan documentation) shall be required to obtain the approval of the Administrative Agent and the Fronting Bank, unless the proposed assignee is already a Lender.

Term Loan Facility Assignments: Each Lender will be permitted to make assignments in respect of the Term Loan Facility in a minimum amount equal to $1 million to other financial institutions approved by the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower, which approvals shall not be unreasonably withheld or delayed; provided, however, that the approvals of the Administrative Agent and Borrower shall not be required in connection with assignments of the Term Loan Facility to other Lenders, to any affiliate of a Lender or to any Approved Fund.

Assignments Generally:  An assignment fee of $3,500 will be charged with respect to each assignment (other than assignments to affiliates). Each Lender will also have the right, without consent of Borrower or the Administrative Agent, to assign as security all or part of its rights under the loan documentation to any Federal Reserve Bank.

Participations:  Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate, maturity date and releases of all or substantially all of the Collateral or the value of the guarantees.

Waivers and Amendments:

Amendments and waivers of the provisions of the loan documentation will require the approval of Lenders holding advances and commitments representing more than 50% of the aggregate advances and commitments under the Senior Credit Facilities, except that (a) the consent of each affected Lender shall be required with respect to (i) increases in commitment amounts, (ii) reductions of principal, interest, or fees and (iii) extensions of scheduled maturities or times for payment, and (b) the consent of all Lenders shall be required with respect to releases of all or substantially all of the Collateral or value of the guarantees, and (d) the consent of Lenders holding more than 50% of the advances and commitments under the Revolving Credit Facility shall be required for any amendment or waiver of any conditions to funding obligations under the Revolving Credit Facility.

Indemnification:

Borrower will indemnify and hold harmless the Administrative Agent, the Joint Lead Arrangers, each Lender and each of their affiliates, successors and assigns and their officers, directors, employees, agents and advisors from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Transaction, the Senior Credit Facilities, Borrower’s use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys’ fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of all such persons or entities, notwithstanding any failure of the Senior Credit Facilities to close.

Governing law:	New York.

Expenses:

Borrower will pay all reasonable costs and expenses associated with the due diligence, syndication and closing of the Senior Credit Facilities and the preparation, negotiation and administration of all loan documentation, including, without limitation, the reasonable legal fees of the counsel to the Administrative Agent and the Joint Lead Arrangers, regardless of whether or not the Senior Credit Facilities are closed. Borrower will also pay the expenses of the Administrative Agent and each Lender in connection with the enforcement of any of the loan documentation.

Counsel to the administrative agent and the
Joint lead arrangers:	Cahill Gordon & Reindel LLP.

Miscellaneous:

Each of the parties shall (i) waive its right to a trial by jury and (ii) submit to New York jurisdiction. The loan documentation will contain customary increased cost, withholding tax, capital adequacy and yield protection provisions.

Conditions precedent:	The execution of the loan documentation for the Senior Credit Facilities and the closing and the initial extension of credit under the

Senior Credit Facilities will be subject to the following:

(i)                                     Since December 31, 2004, no event, change, effect, development or occurrence shall have occurred that, individually or in the aggregate, when taken with all other events, changes, effects, developments and occurrences (A) is, or would reasonably be expected to be, material and adverse to the assets and liabilities (taken together), financial condition or business of the Company and its subsidiaries (taken as a whole), (B) would reasonably be expected to materially and adversely affect the ability of the Company to consummate the Acquisition or would prevent the Company from performing or materially delay the ability of the Company to perform, its obligations under the Merger Agreement or (C) is or would reasonably be expected to materially and adversely affect the rights and remedies of the Administrative Agent or the Lenders under the applicable loan documentation (collectively, a “Material Adverse Effect”); provided, that no change or effect resulting from any of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (a) a prospective change arising out of any legislation, proposal or enactment by any Governmental Entity (as defined in the Merger Agreement) that is proposed, adopted or enacted after the date of the Merger Agreement; (b) changes in the general conditions of the economy, financial markets, currency markets or commodity markets, whether foreign, domestic or global (including trade embargoes and changes in interest rates), in each case that does not have a disproportionate effect on the Company and its subsidiaries (taken as a whole) (c) acts of war, terrorism, sabotage or civil strife; (d), announcement of the execution and delivery of the Merger Agreement or of the transactions contemplated thereby (e) conditions affecting the industry of the Company and its subsidiaries generally that do not have a disproportionate effect on the Company and its subsidiaries (taken as a whole); (f) the taking of any action expressly required by the Merger Agreement or acts or omissions of the Company taken with the prior written consent of Borrower; and (g) the actions taken by the Company and listed on Section 1.01 of the Company Disclosure Schedule (as defined in the Merger Agreement); provided, further, that in no event shall a change in the trading prices of the Company’s Class A Common Stock, by itself, be considered a Material Adverse Effect.

(ii)                                  Since May 10, 2005, no new or additional information shall have been received or discovered by the Joint Lead Arrangers, regarding the Borrower, the Company and their respective subsidiaries or the Transaction that is inconsistent in a material and adverse manner with the written information received prior thereto (the “Pre-Commitment Information”).

(iii)                               The negotiation, execution and delivery of definitive documentation with respect to the Senior Credit Facilities reasonably satisfactory to both Joint Lead Arrangers and the Administrative Agent under the Senior Credit

Facilities.

(iv)                              The final terms and conditions of each aspect of the Transaction, including, without limitation, all tax aspects thereof, shall be substantially as described hereof and substantially consistent with the description thereof received in writing as part of the Pre-Commitment Information. Each Joint Lead Arranger shall be satisfied with Merger Agreement (including all schedules and exhibits thereto), and with all other agreements, instruments and documents relating to the Transaction (it being understood that the Joint Lead Arrangers have reviewed the draft Merger Agreement dated May 9, 2005 and are reasonably satisfied with the terms thereof and the acquisition structure set forth therein); and the Merger Agreement and such other agreements, instruments and documents relating to the Transaction shall not have been amended or modified or any condition therein waived in a manner that is material and adverse to the Lenders without the prior written consent of each Joint Lead Arranger. The Acquisition shall have been consummated substantially in accordance with the terms of the Merger Agreement and in compliance with applicable law and regulatory approvals.

(v)                                 The Lenders shall have received certification as to the financial condition and solvency of Borrower and the Guarantors taken as a whole (after giving effect to the Transaction and the incurrence of indebtedness related thereto) from the chief financial officer of Borrower.

(vi)                              The Lenders shall have received reasonably satisfactory opinions of counsel to Borrower and the Guarantors and of appropriate local and special counsel and such corporate resolutions, certificates and other documents as the Joint Lead Arrangers shall reasonably require.

(vii)                           The Administrative Agent (on behalf of the Lenders and their affiliates) shall have a valid and perfected first priority lien and security interest (subject to customary permitted liens) in the Collateral or reasonably satisfactory arrangements shall have been made therefor, all filings, recordations and searches necessary or desirable in connection with the Collateral shall have been duly made or reasonably satisfactory arrangements shall have been made therefor, all filing and recording fees and taxes shall have been duly paid or reasonably satisfactory arrangements made therefore and any surveys and title insurance with respect to real property interests of Borrower and its subsidiaries required under the caption “Security” above shall have been obtained. The Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders their affiliates, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the properties of Borrower and its subsidiaries forming part of the Collateral.

(viii)                        Receipt of all governmental and shareholder consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Transaction, each of which shall be in full force and effect and receipt of all third party consents (other than consents under real property leases), the failure of which to receive would reasonably be expected to have a Material Adverse Effect, and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on Borrower and its subsidiaries or the Transaction. The absence of any action, suit, investigation or proceeding pending or, to the knowledge of Borrower or the Company, threatened in any court or before any arbitrator or governmental authority that would reasonably be expected to have a Material Adverse Effect. All loans made by the Lenders to Borrower or any of its affiliates shall be in full compliance with the Federal Reserve’s margin regulations.

(ix)                                Each Joint Lead Arranger shall have received: (a) unaudited consolidated financial statements of the Company and its subsidiaries for any interim quarterly periods that have ended since the most recent of such audited financial statements, and pro forma financial statements as to Borrower and its subsidiaries giving effect to the Transaction for the most recently completed fiscal year and the period commencing with the end of the most recently completed fiscal year and ending with the most recently completed quarter, (b) forecasts prepared by management of Borrower and its subsidiaries of balance sheets, income statements and cash flow statements for each month for the first twelve months following the Closing Date and for each year commencing with the first fiscal year following the Closing Date for the term of the Facilities; and (c) evidence that (l) the combined consolidated EBITDA of Borrower and the Company and their respective subsidiaries, on a pro forma basis after giving effect to the Transaction (calculated in the manner reasonably acceptable to the Joint Lead Arrangers), for the most recent four quarter period for which financial statements are available, was not less than $145 million, (2) the ratio of total debt of Borrower and the Company and their respective subsidiaries at the Closing Date to the combined consolidated EBITDA of Borrower and the Company and their respective subsidiaries for the most recent four quarter period for which financial statements are available (which pro forma ratio shall be calculated reflecting the Transaction on a pro forma basis) (calculated in the manner reasonably acceptable to the Joint Lead Arrangers) was not greater than 3.5:1.0 and (3) the pro forma financial statements and forecasts were prepared in good faith on the basis of reasonable assumptions.

(x) The Senior Credit Facilities shall have received a debt rating from Moody’s Investor Service Inc. (“Moody’s”) and from Standard & Poor’s, a division of The McGraw-Hill

Companies, Inc. (“S &P”).

(xi)                                All accrued fees and expenses- of the Administrative Agent and the Joint Lead Arrangers (including the fees and expenses of counsel for the Administrative Agent and the Joint Lead Arrangers and local and special counsel for the Administrative Agent and the Joint Lead Arrangers) shall have been paid. Borrower shall have paid all items then due and payable under the Fee Letter on or before such date.

(xii)                             Prior to and during the syndication of the Senior Credit Facilities there shall be no offering, placement or arrangement of any debt securities or bank financing by or on behalf of Borrower, the Company or any of their respective subsidiaries.

(xiii)                          The Joint Lead Arrangers shall have received, at least five business days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.
THE WILLIAM CARTER COMPANY

June 7, 2005	By:	/s/ Michael D. Casey

Michael D. Casey
Executive Vice President and
Chief Financial Officer